Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Global Tactical Opportunities Plus Fund

Each a Series of Nuveen Investment Trust (the  Trust )
811-07619

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members.


The results of the votes in August for the new
Investment Management Agreement and Sub-
Advisory Agreements and the fundamental
investment policy changes were as follows:

<c> Nuveen Global
Tactical Opportunities
Plus Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.

   For
               150,000
   Against
                        -
   Abstain
                        -
   Broker Non-Votes
                        -
      Total
               150,000


To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen Asset
 Management, LLC

   For
               150,000
   Against
                        -
   Abstain
                        -
   Broker Non-Votes
                        -
      Total
               150,000


To approve revisions to the
fundamental policy related to the
purchase and sale of commodities.

   For
               150,000
   Against
                        -
   Abstain
                        -
   Broker Non-Votes
                        -
      Total
               150,000




Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240352.